SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[_]  Definitive Proxy Statement                   Commission Only (as permitted
[X]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Under Rule
     14a-11(c) or Rule 14a-12


                                 eUNIVERSE, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                BRAD D. GREENSPAN
--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check appropriate box):

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[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[_]  Fee paid previously with preliminary materials:

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     0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

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     4)   Date Filed:

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


FOR IMMEDIATE RELEASE
                                               FOR FURTHER INFORMATION, CONTACT:

                                               ARTHUR B. CROZIER
                                               INNISFREE M&A INCORPORATED
                                               212-750-5833


BRAD D. GREENSPAN, LARGEST HOLDER OF EUNIVERSE (OTC: EUNI.PK) STOCK, COMMITS TO CONTINUE TO HOLD AT LEAST 6,500,000 OF HIS SHARES IF HIS NOMINEES ARE ELECTED AT ANNUAL MEETING PROXY CONTEST



Los Angeles, CA - January 27, 2004 - Brad D. Greeenspan, the largest holder of voting stock of eUniverse, Inc. ("eUniverse" or the "Company") (OTC: EUNI.PK), who is waging a proxy contest at the Company's January 29, 2004 Annual Meeting in support of his nominees for election as Director, announced today his commitment to continue to hold at least 6,500,000 of his eUniverse shares if his nominees are elected.

Mr. Greenspan commented, "I am very concerned with the prospects for eUniverse's business going forward if the incumbent directors remain. As the largest stockholder, I am greatly concerned by the incumbent Board's actions, particularly with respect to the VantagePoint financing transaction which is oppressive to the common stockholders and not in the best interests of the Company's stockholders as a whole.

Mr. Greenspan continued, "However, I still believe that the future of eUniverse would be bright under the direction of a new Board that represents the interests of all stockholders, including the common stockholders. Accordingly, I am putting my money where my mouth is - if my nominees are elected then I believe the business risk of eUniverse is reduced and I will continue to hold the vast majority of my stock -- at least 6,500,000 shares of common stock -- for at least 6 months after the election of my nominees."

Stockholders can fax their BLUE proxy cards to Innisfree M&A Incorporated at 212-750-5799. Shareholders may also call Innisfree M&A Incorporated with questions or requests for assistance in voting their shares, toll-free, at 1-888-750-5834.


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